EXHIBIT 10.24

ADDENDUM TO AN EMPLOYMENT AGREEMENT

Entered into by and between

CAPITAL SUPREME (PTY) LIMITED
(REGISTRATION NUMBER: 2004/001519/07
TRADING AS MULTIMEDIA SOLUTIONS
(“CAPITAL SUPREME”)

AND

Edward Gordon Groenewald
(IDENTITY NUMBER: 701006 5063 08 5)
(“GROENEWALD”)

WHEREAS	CAPITAL SUPREME and GROENEWALD concluded an Employment Agreement (“the Employment Agreement”) on 16 July 2007 in terms of which, inter alia, the following material terms were agreed upon:

	(i)	THAT CAPITAL SUPREME would employ GROENEWALD as its Chief Executive Officer with effect from 1 March 2007; and

(ii)
THAT GROENEWALD would carry out all the tasks and duties normally associated with the aforesaid position, subject to the Rules, Regulations and Procedures of CAPITAL SUPREME as contained in its Code of Conduct, Grievance and Disciplinary Procedure documents; and

	(iii)	THAT GROENEWALD would receive the monthly remuneration and certain ancillary and statutory benefits agreed upon; and

(iv)
THAT GROENEWALD would observe CAPITAL SUPREME’S rights to its intellectual property and confidential information and that he would generally not act in any manner which would result in such intellectual property and/or confidential information being divulged or disclosed to any unauthorised party.

AND WHEREAS
on or about 11 August 2008 GROENEWALD concluded an Agreement with SOVEREIGN MANAGEMENT INTERNATIONAL LIMITED (BRITISH VIRGIN ISLANDS)  in terms of which he sold his shares and loan account in CAPITAL SUPREME to SOVEREIGN MANAGEMENT INTERNATIONAL LIMITED (BRITISH VIRGIN ISLANDS) upon terms and conditions as contained in a written Sale and Purchase Agreement, and to which Agreement CAPITAL SUPREME is also a party.

AND WHEREAS
it is condition to the aforesaid Sale and Purchase Agreement that CAPITAL SUPREME would continue to employ GROENEWALD in his aforesaid capacity until 1 August 2011 and concomitantly that GROENEWALD would not resign from his employment with CAPITAL SUPREME until 1 August 2011, and that such condition be incorporated in the Employment Agreement.

NOW THEREFORE THE PARTIES TO THIS AGREEMENT, AGREE AS FOLLOWS:

1.	That clause 2 of the Employment Agreement be amplified with the following wording, and that all affected clauses be amended mutatis mutandis:

“2. Pending final performance by GROENEWALD and/or CAPITAL SUPREME and or SOVEREIGN MANAGEMENT INTERNATIONAL LIMITED all their respective obligations as agreed upon in the Sale and Purchase Agreement, CAPITAL SUPREME will continue to employ GROENEWALD in the position of Chief Executive Officer until 1 August 2011 and GROENEWALD in turn undertakes not to resign from such position before 1 August 2011.”

2.	That clause 30 of the Employment Agreement be amplified by the inclusion of the following clauses:

	“30.4	For the duration of GROENEWALD’S employment in terms hereof, and for 24 months thereafter, GROENEWALD agrees not to:

30.4.1
either for his own account and whether alone or jointly with anyone else or as representative or agent of anyone else, carry on or be engaged, interested or concerned in, whether financially or otherwise and whether directly or indirectly in South Africa, in any business which competes with Capital Supreme or any other business carried on by the SW Group which carries on business in the same or similar areas to those carried on by Capital Supreme; or act as a consultant o advisor to any such business; or directly or indirectly finance any such business.

30.4.2
During the period of his employment by Capital Supreme and for a period of twenty for months thereafter he will not, either for his own account and whether alone or jointly with anyone else or as representative or agent of anyone else –

30.4.2.1
solicit or sell or supply or attempt to sell or supply to any customer who was a regular customer of Capital Supreme any product or service which is the same or similar to or otherwise competes with any product or service which was being sold or supplied by Capital Supreme at the Closing Date; or

	30.4.2.2	solicit business from or enter into any agreement with any supplier, licensor or principal with whom Capital Supreme does business; or

30.4.2.3
employ or solicit the employment of an employees of Capital Supreme (including employees of Capital Supreme whose employment may have terminated during the six month period before and the six month period after the Closing Date); or

30.4.2.4
reveal to any person, firm or corporation any of the trade secrets or confidential information concerning Capital Supreme, is operations and affairs and shall not use or attempt to use any such information in any manner which may injure or cause loss to the Purchaser or Capital Supreme.”

3.
In the event that the Sale and Purchase Agreement be terminated by either or the parties thereto for any reason whatsoever, the amendments to the Employment Agreement incorporated by this Addendum will automatically be terminated and the terms and conditions contained in the Employment Agreement prior to the amendment thereof by this Addendum, shall prevail.

4.
To the extent that any provision of the terminated Addendum remain relevant and/or in issue between the parties and/or SOVEREIGN MANAGEMENT INTERNATIONAL LIMITED, such provision shall be capable of being enforced independently of the Addendum.

SIGNED AT RUIMSIG on this __________ day of SEPTEMBER 2008

WITNESSES:

1.	__________________________

2.	__________________________	________________________________ For CAPITAL SUPREME CAPACITY: ______________________ (who declares he is authorised to do so)

SIGNED AT RUIMSIT on this _____________day of SEPTEMBER 2008

WITNESSES:

1.	__________________________

2.	__________________________	/s/ Edward Gordon Groenewald Edward Gordon Groenewald